UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 21, 2020

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into Material Definitive Agreements.

Lind Funding

On September 21, 2020, Boxlight Corporation, a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Lind SPA”) with Lind Global Asset Management, LLC, a Delaware limited liability company (“Lind”), pursuant to which Lind purchased from the Company a $22,000,000 secured convertible note (the “Convertible Note”) in exchange for payment of $20,000,000 (the “Funding”). Under the terms of the Lind SPA, in addition to the issuance of the Convertible Note, the Company paid to Lind (i) a commitment fee of $400,000 and (ii) a bonus fee (the “Bonus Payment”) of $500,000 payable in shares of Class A common stock of the Company (the “Common Stock”), with the per share price of the Bonus Payment shares calculated based on the 20-day VWAP of the Common Stock prior to closing. The Convertible Note has a term of 24-months, bears a 4% interest rate (0% interest so long as the Common Stock trades at $3.50 or more per share), is repayable in 22 equal instalments commencing 60 days after the Funding and, at the option of the Company, may be repaid in either cash or Common Stock. Common Stock issuable to Lind in conjunction with the Bonus Payment and the Convertible Note will be registered for resale pursuant to the Company’s existing shelf registration statement on Form S-3.

The foregoing descriptions of the terms of the Lind SPA and the Convertible Note do not purport to be complete and are qualified in their entirety by reference to the complete text of such documents, which are filed herewith as Exhibits 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

In conjunction with its entry into the Lind SPA and the issuance of the Convertible Note, on September 21, 2020, the Company and Lind Global Macro Fund, LP, an affiliate of Lind (“GMF”), entered into a third amended and restated security agreement (the “Third A&R Security Agreement”) for purposes of amending and restating a prior security agreement, dated as of February 4, 2020, between the Company and GMF in order to incorporate the Lind SPA and the Convertible Note therein. In addition, on September 21, 2020, the Company, Sallyport Commercial Finance, LLC (“Sallyport”), as first lien creditor, and GMF and Lind, as second lien creditors, entered into a third amended and restated intercreditor agreement (the “Third A&R Intercreditor Agreement”) for purposes of amending and restating the second amended and restated intercreditor agreement, dated as of February 4, 2020, between the Company, Sallyport and GMF, in order to (i) incorporate Lind as a second lien creditor and (ii) reaffirm and confirm the relative priority of each creditor’s respective security interests in the Company’s assets, among other matters.

The foregoing descriptions of the terms of the Third A&R Security Agreement and the Third A&R Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of such documents, which are filed herewith as Exhibits 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The disclosures set forth in Item 1.01 above are incorporated herein by reference. On September 21, 2020, the Company sold 310,399 shares of Common Stock and a $22,000,000 Convertible Note to Lind in exchange for payment of $20,000,000. The Convertible Note is repayable over a term of 24 months, and may be repaid in either cash, Common Stock or a combination thereof, as determined by the Company, at a conversion price of $3.50 per share (the “Conversion Price”). As a result, the Convertible Note may be converted into up to 6,285,714 shares of Common Stock. In the event the Company’s market capitalization falls below $50,000,000, the Conversion Price will be adjusted to equal 90% of the average five lowest daily VWAPs during the most recent 20 trading days prior to issuance. The aforementioned securities were sold to Lind pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Lind represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the shares of Common Stock, the Convertible Note and the shares of Common Stock issuable upon conversion of the Convertible Note are being acquired solely for investment purposes and with no intention to distribute.

Item 8.01 Other Events.

On September 22, 2020, the Company issued a press release announcing the entry into the Lind SPA, a copy of which is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated September 21, 2020, between Boxlight Corporation and Lind Global Asset Management LLC.
10.2	Form of Convertible Secured Note issued to Lind Global Asset Management, LLC.
10.3	Third Amended and Restated Security Agreement, dated September 21, 2020, between Boxlight Corporation and Lind Global Macro Fund, LP.
10.4	Third Amended and Restated Intercreditor Agreement, dated September 21, 2020 between Boxlight Corporation, Sallyport Commercial Finance, LLC, Lind Global Macro Fund, LP and Lind Global Asset Management, LLC.
99.1	Press Release dated September 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2020

BOXLIGHT CORPORATION

By:	/s/ Takesha Brown
Name:	Takesha Brown
Title:	Chief Financial Officer